UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  June 20, 2011 (June 14, 2011)

Lone Star Gold, Inc.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________

Nevada	000-54004	N/A
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, NM 87110
 (Address of principal executive offices)

Registrant’s telephone number, including area code:        (505) 563-5828

Keyser Resources, Inc.
4900 California Ave., Tower B-210
Bakersfield, CA  93309
(Former Name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws

The Amended and Restated Articles of Incorporation of Lone Star Gold, Inc.  (the “Company”), which, among other things, changed the name of the Company to “Lone Star Gold, Inc.” and increased the number of authorized shares of Common Stock, $0.001 par value, of the Company to 150,000,000,  were filed in the office of the Secretary of State of Nevada on June 14, 2011. The Amended and Restated Articles of Incorporation were approved by Dan M. Ferris, the sole director of the Company, and stockholders holding at least a majority of the issued and outstanding shares of the Company, acting by written consent, as disclosed on the Company’s Quarterly Report on Form 10Q filed with the SEC on May 12, 2011.

Item 8.01    Other Events.

On June 20, 2011, the Company received approval from FINRA to proceed with a 20:1 forward split of its Common Stock (the “Stock Split”) and a change of the Company’s name from “Keyser Resources, Inc.” to “Lone Star Gold, Inc.”  Consistent with the approval by FINRA, the Stock Split will be made to stockholders of record as of June 17, 2011.  As of such date, each existing share of the Company’s Common Stock will be reclassified and changed into twenty (20) new shares, and each holder of the Company’s Common Stock on the record date will be entitled to receive, upon delivery of his stock certificate, a certificate or certificates representing twenty (20) shares for each one (1) share of Common Stock represented by the certificate or certificates of such holder at the close of business on the record date. The Company originally intended to effect the Stock Split to stockholders of record on May 30, 2011, but delayed the effective date of the Stock Split in order to complete regulatory approvals by FINRA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR GOLD, INC.

Date: June 20, 2011	By:	/s/ Dan M. Ferris
Dan M. Ferris, President